SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2025
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)
559-490-6261
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2025, United Security Bancshares, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Community West Bancshares, a California corporation (“CWBC”), pursuant to which the Company will merge with and into CWBC, with CWBC as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, the Company’s shareholders will have the right to receive 0.4520 (the “Exchange Ratio”) shares of common stock of CWBC for each share of common stock of the Company (the “Company Stock”). In addition, the Merger Agreement provides that Jagroop “Jay” Gill, a current member of the Company’s board of directors, along with one additional individual recommended by the Company, will be added to CWBC’s board of directors upon consummation of the Merger. Dennis Woods, the Company’s Chairman, President, and Chief Executive Officer, will join Community West Bank, CWBC’s wholly owned banking subsidiary, as Chairman Emeritus for a period of two years to assist in the successful transition of the Company’s customer relationships to CWBC. Based upon the Exchange Ratio and CWBC’s closing share price of $10.40 on December 15, 2025, the implied total deal value is approximately $193.1 million. Upon consummation of the Merger, the shareholders of the Company will own approximately 29% of the combined company.

United Security Bank, the Company’s wholly owned banking subsidiary, will be merged with and into Community West Bank immediately following the completion of the Merger (the “Bank Merger”). At the time of the Bank Merger, United Security Bank’s branches will become branches of Community West Bank. As of September 30, 2025, the Company had total assets of $1.24 billion, total net loans of $942.1 million, and total deposits of $1.08 billion.

The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of the Company, United Security Bank, CWBC and Community West Bank pending the completion of the Merger that are outside the ordinary course of business, including, with respect to the Company and United Security Bank, restrictions on our operations, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals. The Merger Agreement provides certain termination rights for both CWBC and the Company and further provides for a termination fee of $7.7 million, payable by the Company to CWBC upon termination of the Merger Agreement under certain circumstances.

The parties expect the Merger to be completed in the second quarter of 2026, subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of the appropriate regulatory authorities and of the shareholders of each of CWBC and the Company. On December 16, 2025, the directors and certain officers of the Company executed a voting and support agreement in favor of CWBC in which they have agreed to vote their shares of the Company’s voting common stock in favor of approval of the Merger Agreement and the Merger. On December 16, 2025, the directors and certain officers of CWBC also executed a voting and support agreement in favor of the Company in which they have agreed to vote their shares of CWBC common stock in favor of approval of the Merger Agreement and the Merger and of the issuance of the stock consideration. The foregoing information relating to the voting and support agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the voting and support agreement in favor of CWBC, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the full text of the voting and support agreement in favor of the Company, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The information set forth above relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the Merger; and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding CWBC or the Company, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding CWBC, the Company, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of each of CWBC and the Company and a prospectus of CWBC, and in the Forms 10-K, Forms 10-Q and other documents, as amended, that CWBC files with or furnishes to the Securities and Exchange Commission (“SEC”).

Item 7.01 Regulation FD Disclosure

On December 16, 2025, CWBC and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

The Company has posted on its investor website at investors.unitedsecuritybank.com under the tab “News” an investor presentation relating to the Merger. A copy of the investor presentation is attached to this report as Exhibit 99.2, which is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibits are being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could,” as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. In addition to factors disclosed in reports filed by CWBC and the Company with the SEC, risks and uncertainties for CWBC, the Company and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of the Company’s operations with those of CWBC will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed Merger; (4) changes to tax legislation and their potential effects on the accounting for the Merger; (5) the inability to complete the proposed Merger due to the failure of the Company’s shareholders to adopt the Merger Agreement, or the failure of CWBC’s shareholders to adopt the Merger Agreement or to approve the issuance of CWBC’s common stock in connection with the Merger; (6) the failure to satisfy other conditions to completion of the proposed Merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed Merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed Merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed Merger on CWBC’s, the Company’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the dilution caused by CWBC’s issuance of additional shares of CWBC’s common stock in connection with the Merger; and (13) changes in the global economy and financial market conditions and the business, results of operations and financial condition of CWBC, the Company and the combined company. Please refer to each of CWBC’s and the Company’s Annual Reports on Form 10-K for the year ended December 31, 2024, as well as CWBC’s and the Company’s other filings with the SEC, for a more detailed discussion of risks, uncertainties, and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this report is based only on information currently available to management and speaks only as of the date on which it is made. Neither CWBC nor the Company undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

CWBC will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a joint proxy statement of CWBC and the Company that also constitutes a prospectus of CWBC, which will be sent to the shareholders of CWBC and the Company. Before making any voting decision, the shareholders of CWBC and the Company are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about CWBC, the Company, and the proposed transaction. When filed, this document and other documents relating to the Merger filed by CWBC can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge by accessing CWBC’s website at ir.communitywestbank.com under the tab “Financials” and on the Company’s website at investors.unitedsecuritybank.com under the tab “Financials” and “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from CWBC upon written request to Community West Bancshares, Attn: Investor Relations, 7100 N. Financial Dr., Suite 101, Fresno, CA 93720, or by calling (916) 235-4617 or from the Company upon written request to United Security Bancshares, Attn: Investor Relations, 2126 Inyo St., Fresno, CA 93721, or by calling (559) 490-6261. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

This report does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. CWBC, the Company, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of CWBC and the Company in connection with the proposed Merger under SEC rules. Information about the directors and executive officers of CWBC and the Company will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Security holders may obtain information regarding the names, affiliations and interests of CWBC’s directors and executive officers in the definitive proxy statement of CWBC relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025, and in CWBC’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement of the Company relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 7, 2025, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

Item 9.01 Financial Statements and Exhibits

Exhibits
2.1*    Agreement and Plan of Merger, by and between Community West Bancshares and United Security Bancshares, dated December 16, 2025*
10.1    Voting and Support Agreement, by and among Community West Bancshares and the directors and officers of United Security Bancshares identified therein, dated December 16, 2025
10.2    Voting and Support Agreement, by and among United Security Bancshares and the directors and officers of Community West Bancshares identified therein, dated December 16, 2025
99.1    Joint Press Release, dated December 17, 2025
99.2    Investor Presentation, dated December 17, 2025
104    Cover Page Interactive Data File
* The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. CWBC will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	December 17, 2025	By: /s/ David A. Kinross
David A. Kinross
Senior Vice President and Chief Financial Officer